Exhibit 99.1

For immediate release

April 27,  2021

AtriCure Reports First Quarter 2021 Financial Results

MASON, Ohio, April 27,  2021 – AtriCure, Inc.  (Nasdaq: ATRC), a leading innovator in treatments for atrial fibrillation (Afib) and left atrial appendage (LAA) management, today announced first quarter 2021 financial results.

“Our growth in the first quarter is a testament of our team’s strong execution and unwavering dedication despite continued COVID headwinds,” said Michael Carrel, President and Chief Executive Officer of AtriCure. “As we navigate toward a return to normalcy, I am confident that we are extremely well positioned for the future with our pathway of growth catalysts and the realization of these opportunities underway, beginning with CONVERGE.”

First Quarter 2021 Financial Results

Revenue for the first quarter of 2021 was $59.3 million, an increase of $6.1 million or 11.4% (an increase of 10.5% on a constant currency basis), compared to first quarter 2020 revenue. U.S. revenue was  $50.3 million,  an increase of $6.8 million or 15.7%, compared to first quarter 2020 revenue. U.S. revenue growth was driven by increased sales across key products within open ablation, minimally invasive ablation and appendage management categories, reflecting continued recovery of domestic procedure volumes.  International revenue decreased 8.1%  (a decrease of 12.9% on a constant currency basis) to $9.0 million.  The decline in international revenue was driven by the various COVID-19 restrictions and delayed recoveries across the different geographies. On a sequential basis, worldwide revenue for the first quarter 2021 increased approximately 3% over fourth quarter 2020.

Gross profit for the first quarter of 2021 was $44.5 million compared to $38.9 million for the first quarter of 2020. Gross margin was 75.1%  and 73.1%  for the first quarters of 2021 and 2020 respectively, reflecting the favorable impact of both geographic and product mix.

Loss from operations for the first quarter of 2021 was $15.9 million, compared to $15.5 million for the first quarter of 2020. Net loss per share was $0.38 for the first quarter of 2021, compared to $0.42 for the first quarter of 2020.

Adjusted EBITDA was a loss of $4.7 million for the first quarter of 2021 compared to a  $6.1 million loss for the first quarter of 2020. Adjusted loss per share for the first quarter of 2021 was $0.32 compared to $0.36  for the first quarter of 2020.

Constant currency revenue, adjusted EBITDA and adjusted loss per share are non-GAAP measures. We discuss these non-GAAP measures and provide reconciliations to GAAP measures later in this release.

2021 Financial Guidance

Full year 2021 revenue is now projected to be approximately $252 million to $256 million. As with previous guidance, continued uncertainty relating to the dynamic environment with the COVID-19 pandemic could materially impact this projection. Additionally, the Company is maintaining guidance for full year 2021 adjusted EBITDA loss of approximately $10 million and adjusted loss per share of $1.15.

Conference Call

AtriCure will host a conference call at 4:30 p.m. Eastern Time on Tuesday,  April 27,  2021 to discuss its first quarter 2021 financial results. The call may be accessed through an operator by calling (844) 884-9951 for domestic callers and (661) 378-9661 for international callers using conference ID number 3349395. A live audio webcast of the presentation may be accessed by visiting the Investors page of AtriCure’s corporate website at ir.atricure.com. A replay of the presentation will be available for 90 days following the presentation.

About AtriCure

AtriCure, Inc. provides innovative technologies for the treatment of Afib and related conditions. Afib affects more than 33 million people worldwide. Electrophysiologists and cardiothoracic surgeons around the globe use AtriCure technologies for the treatment of Afib and reduction of Afib related complications. AtriCure’s Isolator®  Synergy™ Ablation System is the

first and only medical device to receive FDA approval for the treatment of persistent Afib. AtriCure’s AtriClip Left Atrial Appendage Exclusion System products are the most widely sold LAA management devices worldwide. For more information, visit AtriCure.com or follow us on Twitter @AtriCure.

Forward-Looking Statements

This press release contains “forward-looking statements”– that is, statements related to future events that by their nature address matters that are uncertain. This press release also includes forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially. For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, visit http://www.atricure.com/fls as well as our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q which contain risk factors. We do not undertake to update our forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement AtriCure’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, AtriCure provides certain non-GAAP financial measures in this release as supplemental financial metrics.

Revenue reported on a constant currency basis is a non-GAAP measure, calculated by applying previous period foreign currency exchange rates, which are determined by the average daily Euro to Dollar exchange rate, to each of the comparable periods. Management analyzes revenue on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on revenue, the Company believes that evaluating growth in revenue on a constant currency basis provides an additional and meaningful assessment of revenue to both management and investors.

Adjusted EBITDA is calculated as Net loss before other income/expense (including interest), income tax expense, depreciation and amortization expense, share-based compensation expense, acquisition costs,  legal settlement costs, and change in fair value of contingent consideration liabilities. Management believes in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing results of operations and management believes that the excluded items are typically not reflective of our ongoing core business operations and financial condition. Further, management uses adjusted EBITDA for both strategic and annual operating planning. A reconciliation of adjusted EBITDA reported in this release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of Non-GAAP Adjusted Income (Loss) (Adjusted EBITDA)” later in this release.

Adjusted loss per share is a non-GAAP measure which calculates the net loss per share before non-cash adjustments in fair value of contingent consideration liabilities and legal settlement costs. A reconciliation of adjusted loss per share reported in this release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of Non-GAAP Adjusted Loss Per Share” later in this release.

The non-GAAP financial measures used by AtriCure may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financials measures included in this press release, and not to rely on any single financial measure to evaluate our business.

CONTACTS:

Angie Wirick

AtriCure, Inc.

Chief Financial Officer

(513) 755-5334

awirick@atricure.com

Lynn Pieper Lewis

Gilmartin Group

Investor Relations

(415) 937-5402

lynn@gilmartinir.com

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
United States Revenue:
Open ablation	$21,075	$19,218
Minimally invasive ablation	8,385	6,561
Appendage management	20,587	17,419
Total ablation and appendage management	50,047	43,198
Valve tools	262	275
Total United States	50,309	43,473
International Revenue:
Open ablation	4,417	5,115
Minimally invasive ablation	1,274	1,545
Appendage management	3,258	3,062
Total ablation and appendage management	8,949	9,722
Valve tools	17	30
Total international	8,966	9,752
Total revenue	59,275	53,225
Cost of revenue	14,735	14,341
Gross profit	44,540	38,884
Operating expenses:
Research and development expenses	11,217	11,587
Selling, general and administrative expenses	49,208	42,751
Total operating expenses	60,425	54,338
Loss from operations	(15,885)	(15,454)
Other expense, net	(1,001)	(946)
Loss before income tax expense	(16,886)	(16,400)
Income tax expense (benefit)	31	8
Net loss	$(16,917)	$(16,408)
Basic and diluted net loss per share	$(0.38)	$(0.42)
Weighted average shares used in computing net loss per share:
Basic and diluted	44,632	38,671

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$227,205	$244,218
Accounts receivable, net	29,741	23,146
Inventories	36,144	35,026
Prepaid and other current assets	5,214	4,347
Total current assets	298,304	306,737
Property and equipment, net	27,633	28,290
Operating lease right-of-use assets	1,622	1,914
Long-term investments	9,127	14,178
Goodwill and intangible assets, net	362,742	362,980
Other noncurrent assets	474	440
Total assets	$699,902	$714,539
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$45,155	$40,720
Other current liabilities and current maturities of debt and leases	13,308	8,417
Total current liabilities	58,463	49,137
Long-term debt	48,552	53,435
Finance lease liabilities	10,749	10,969
Operating lease liabilities	966	1,180
Contingent consideration and other noncurrent liabilities	189,929	187,424
Total liabilities	308,659	302,145
Stockholders' equity:
Common stock	46	45
Additional paid-in capital	738,484	742,389
Accumulated other comprehensive (loss) income	(18)	312
Accumulated deficit	(347,269)	(330,352)
Total stockholders' equity	391,243	412,394
Total liabilities and stockholders' equity	$699,902	$714,539

ATRICURE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
(In Thousands)
(Unaudited)

Reconciliation of Non-GAAP Adjusted Income (Loss) (Adjusted EBITDA)

	Three Months Ended March 31,
	2021	2020
Net loss, as reported	$(16,917)	$(16,408)
Income tax expense	31	8
Other expense, net	1,001	946
Depreciation and amortization expense	2,122	2,444
Share-based compensation expense	6,604	4,384
Contingent consideration adjustment	2,500	2,458
Acquisition costs	—	99
Non-GAAP adjusted loss (adjusted EBITDA)	$(4,659)	$(6,069)

Reconciliation of Non-GAAP Adjusted Loss Per Share

	Three Months Ended March 31,
	2021	2020
Net loss, as reported	$(16,917)	$(16,408)
Contingent consideration adjustment	2,500	2,458
Net loss excluding contingent consideration adjustment	$(14,417)	$(13,950)
Basic and diluted adjusted net loss per share	$(0.32)	$(0.36)
Weighted average shares used in computing adjusted net loss per share
Basic and diluted	44,632	38,671